SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 8, 2016 (June 3, 2016)

CRESTWOOD MIDSTREAM PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-35377	20-1647837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

700 Louisiana Street, Suite 2550

Houston, Texas 77002

(Address of principal executive offices)

(832) 519-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 3, 2016, Crestwood Pipeline and Storage Northeast LLC (“Crestwood Pipeline”), a Delaware limited liability company and wholly owned subsidiary of Crestwood Midstream Partners LP, a Delaware limited partnership (“Crestwood Midstream”), and Con Edison Gas Pipeline and Storage Northeast, LLC (“CEGPS”), a New York limited liability company and wholly owned subsidiary of Consolidated Edison, Inc., a New York corporation, closed on certain transactions (the “Transactions”) contemplated by the previously announced Contribution Agreement dated April 20, 2016 (the “Contribution Agreement”). As contemplated by the Contribution Agreement, Crestwood Pipeline contributed to Stagecoach Gas Services LLC, a Delaware limited liability company (“Stagecoach”), (i) 100% of the equity interests in Stagecoach Pipeline & Storage Company, LLC, a New York limited liability company, Arlington Storage Company, LLC, a Delaware limited liability company, Crestwood Gas Marketing LLC, a Delaware limited liability company and Crestwood Storage Inc., a Delaware corporation, and (ii) 20% of the equity interests in Stagecoach Operating Services LLC, a Delaware limited liability company. CEGPS contributed to Stagecoach approximately $944.5 million (the “Initial CEGPS Contribution”) in exchange for a 50% equity interest in Stagecoach. Stagecoach thereafter distributed to Crestwood Pipeline an amount in cash equal to the Initial CEGPS Contribution.

Stagecoach LLC Agreement

In connection with the initial closing of the Transactions (the “Initial Closing”), on June 3, 2016, the parties amended and restated Stagecoach’s limited liability company agreement (the “Company Agreement”). The Company Agreement governs the rights and obligations of the Stagecoach members, distributions and the members’ respective capital contribution obligations. The Company Agreement provides that each member is entitled to appoint two directors, who will vote in accordance with their respective ownership interests. Certain actions to be taken by Stagecoach will require the consent of the board of directors, including, without limitation, the incurrence of indebtedness; the sale, transfer, lease or disposition of assets or equity interests; approval or amendment of the annual budget; authorization of certain capital contributions; and removal of the operator. Among other things, the Company Agreement provides that (i) CEGPS will receive a disproportionate share of the cash distributions made by Stagecoach during the first three years following the Initial Closing, and (ii) capital contributions will be required by the Stagecoach members based on their ownership interests.

The foregoing description of the Company Agreement is summary in nature and is qualified in its entirety by reference to the Company Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated in this Item 1.01 by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information required by this Item 2.01 is included under Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On June 6, 2016, Crestwood Equity Partners LP issued a press release announcing the Initial Closing. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information furnished pursuant to Item 7.01 shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 8.01 Other Events.

On June 3, 2016, Crestwood Midstream settled the previously announced cash tender offers that were accepted for purchase by Crestwood Midstream. Crestwood Midstream repurchased $161,242,000 aggregate principal amount of the 6.000% Senior Notes due 2020 and $163,564,000 aggregate principal amount of the 6.125% Senior Notes due 2022 for an aggregate purchase price of $312,000,800, plus accrued interest. The settlement of the tendered notes completes Crestwood Midstream’s tender offer process. The $154,489,000 aggregate principal amount of the 6.250% Senior Notes due 2023 that were not accepted for repurchase by Crestwood Midstream have been returned to the holders.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The pro forma financial information of Crestwood Midstream Partners LP giving effect to the transactions described under Item 1.01 is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference, including:

•	Introduction

•	Unaudited pro forma condensed consolidated balance sheet as of March 31, 2016

•	Unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2016 and for the year ended December 31, 2015

•	Notes to unaudited pro forma condensed consolidated financial statements

(d)	Exhibits.

Exhibit Number	Description

10.1	Amended and Restated Limited Liability Company Agreement of Stagecoach Gas Services LLC dated as of June 3, 2016.

99.1	Press release dated June 6, 2016.

99.2	Crestwood Midstream Partners LP Unaudited Pro Forma Condensed Consolidated Financial Statements.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESTWOOD MIDSTREAM PARTNERS LP

	By:	Crestwood Midstream GP LLC,
its General Partner

Date: June 8, 2016	By:	/s/ Robert T. Halpin
Robert T. Halpin
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1	Amended and Restated Limited Liability Company Agreement of Stagecoach Gas Services LLC dated as of June 3, 2016.

99.1	Press release dated June 6, 2016.

99.2	Crestwood Midstream Partners LP Unaudited Pro Forma Condensed Consolidated Financial Statements.

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